Exhibit 99.1
Conn’s, Inc. Reports Third Quarter Fiscal Year 2023 Financial Results
THE WOODLANDS, Texas, December 6, 2022 - Conn’s, Inc. (NASDAQ: CONN) (“Conn’s” or the “Company”), a specialty retailer of home goods, including furniture, appliances, and consumer electronics, with a mission to elevate home life to home love, today announced its financial results for the quarter ended October 31, 2022.
“Retail sales remain challenged by macroeconomic headwinds, which continues to impact discretionary spending, and lower year-over-year lease-to-own sales. As we navigate this environment, we are refocusing our efforts to better serve our core credit constrained customers. Conn’s differentiated credit offerings power a compelling model that we believe is needed now more than ever as consumers across the country are impacted by high inflation and growing economic uncertainty,” stated Norm Miller Interim President and Chief Executive Officer.
“We aim to improve our financial performance by taking a disciplined approach to growth and profitability. This includes prudently controlling costs and capital expenditures, while pursuing investments that contribute to earnings. In addition, I am committed to execute against the Company's existing strategic priorities. These include strengthening our core retail business by expanding our assortment and testing partnerships; leveraging our credit business, including through the launch of an in-house lease-to-own offering; and accelerating eCommerce growth as we become a unified commerce retailer. Conn's continues to have a unique value proposition, solid foundation, and compelling future. With a strong and committed leadership team focused on execution, I am confident we can turn around our financial and operating results,” concluded Mr. Miller.
Third Quarter Financial Highlights as Compared to the Prior Fiscal Year Period (Unless Otherwise Noted):
•Total consolidated revenue declined 20.8% to $321.2 million, due to a 24.0% decline in total net sales, and a 5.7% reduction in finance charges and other revenues;
•Same store sales decreased 27.0%;
•Credit spread was 980 basis points, and fiscal year-to-date the credit spread was 1,030 basis points;
•Carrying value of account balances re-aged more than six months improved to $31.5 million, from $61.8 million;
•Reported a net loss of $1.04 per diluted share, compared to net earnings of $0.60 per diluted share for the same period last fiscal year;
•Reported a non-GAAP, adjusted net loss of $0.78 per diluted share, compared to adjusted net earnings of $0.60 per diluted share for the same period last fiscal year; and
•Added two new standalone stores bringing the total number of stores at October 31, 2022 to 165 and added 15 store-within-a store locations with Belk bringing the total number of Belk store-within-a-store locations to 19.

Third Quarter Results
Net loss for the three months ended October 31, 2022 was $24.8 million, or $1.04 per diluted share, compared to net income for the three months ended October 31, 2021 of $18.2 million, or $0.60 per diluted share. On a non-GAAP basis, adjusted net loss for the three months ended October 31, 2022 was $18.6 million, or $0.78 per diluted shares, which excludes charges and credits for severance costs due to a change in the executive management team. This compares to adjusted net income for the three months ended October 31, 2021 of $18.2 million, or $0.60 per diluted share.

Retail Segment Third Quarter Results
Retail revenues were $254.6 million for the three months ended October 31, 2022 compared to $334.8 million for the three months ended October 31, 2021, a decrease of $80.2 million or 24.0%. The decrease in retail revenue was primarily driven by a decrease in same store sales of 27.0%. The decrease in same store sales was primarily driven by lower discretionary spending for home-related products, lower lease-to-own sales and comparatively higher same store sales in the prior year due to the impact of stimulus benefits. The decrease in same store sales was partially offset by new store growth.
For the three months ended October 31, 2022, retail segment operating loss was $17.7 million compared to retail segment operating income of $22.5 million for three months ended October 31, 2021. On a non-GAAP basis, adjusted retail segment operating loss for the three months ended October 31, 2022 was $9.7 million after excluding the charge for employee severance. On a non-GAAP basis, the adjusted retail segment operating income for the three months ended October 31, 2021 was $22.5 million. The decrease in retail segment operating income for the three months ended October 31, 2022 was primarily due to a decrease in revenue as described above and a decline in the retail gross margin percentage.
The decrease in retail gross margin was primarily driven by increased product costs as a result of the deleveraging of fixed distribution costs, higher freight, higher fuel costs and higher financing fees. These increases were partially offset by an increase in RSA commissions and a more profitable product mix.
The SG&A decrease in the retail segment was primarily due to a decline in variable costs, labor costs, including bonus expense, and advertising costs as a result of cost savings initiatives. These decreases were partially offset by an increase in occupancy and operational costs due primarily to new store growth.
The following table presents net sales and changes in net sales by category:

	Three Months Ended October 31,						Same Store
(dollars in thousands)	2022	% of Total	2021	% of Total	Change	% Change	% Change
Furniture and mattress	$79,927	31.4%	$106,756	31.9%	$(26,829)	(25.1)%	(28.3)%
Home appliance	102,884	40.4	128,385	38.3	(25,501)	(19.9)	(22.5)
Consumer electronics	31,911	12.5	46,751	14.0	(14,840)	(31.7)	(33.9)
Home office	8,630	3.4	17,373	5.2	(8,743)	(50.3)	(51.0)
Other	9,824	4.0	9,036	2.7	788	8.7	(14.5)
Product sales	233,176	91.7	308,301	92.1	(75,125)	(24.4)	(27.6)
Repair service agreement commissions (1)	18,804	7.4	23,769	7.1	(4,965)	(20.9)	(20.8)
Service revenues	2,378	0.9	2,513	0.8	(135)	(5.4)
Total net sales	$254,358	100.0%	$334,583	100.0%	$(80,225)	(24.0)%	(27.0)%
(1) The total change in sales of repair service agreement commissions includes retrospective commissions, which are not reflected in the change in same store sales.

Credit Segment Third Quarter Results
Credit revenues were $66.6 million for the three months ended October 31, 2022 compared to $70.6 million for the three months ended October 31, 2021, a decrease of $4.0 million or 5.7%. The decrease in credit revenue was primarily due to a 7.3% decrease in the average outstanding balance of the customer accounts receivable portfolio as well as a decline in insurance commissions. The decrease was partially offset by an increase in late fee revenues.
Provision for bad debts increased to $34.8 million for the three months ended October 31, 2022 from $26.5 million for the three months ended October 31, 2021, an overall change of $8.3 million. The year-over-year increase was primarily driven by an increase in net charge-offs of $13.1 million during the three months ended October 31, 2022 compared to the three months ended October 31, 2021. The increase in net charge-offs was partially offset by a decline in the allowance for bad debts during the three months ended October 31, 2022 compared to an increase during the three months ended October 31, 2021. The decrease in the allowance for bad debts during the three months ended October 31, 2022 was primarily driven by a decrease in the customer account receivable portfolio balance, which was partially offset with an increase in historical loss rates. During the three months ended October 31, 2021, the increase in the allowance for bad debts was primarily driven by an increase in the customer accounts receivable portfolio balance and an increase in loss rates.
Credit segment operating loss was $0.3 million for the three months ended October 31, 2022, compared to operating income of $7.0 million for the three months ended October 31, 2021. The decrease was primarily due to the increase in the provision for bad debts and a decrease in credit revenue.
Additional information on the credit portfolio and its performance may be found in the Customer Accounts Receivable Portfolio Statistics table included within this press release and in the Company’s Form 10-Q for the quarter ended October 31, 2022, to be filed with the Securities and Exchange Commission on December 6, 2022 (the “Third Quarter Form 10-Q”).

Store and Facilities Update
The Company opened two new standalone stores during the third quarter of fiscal year 2023 bringing the total store count to 165 in 15 states and opened 15 store-within-a-store locations with Belk, which brings the total number of store-within-a-store locations to 19. During fiscal year 2023, the Company plans to open a total of 11 standalone locations.

Liquidity and Capital Resources
As of October 31, 2022, the Company had $155.4 million of immediately available borrowing capacity under its $650.0 million revolving credit facility. The Company also had $8.4 million of unrestricted cash available for use.
On November 21, 2022, the Company entered into an Amendment No.1 (the "Amendment") to the Fifth Amended and Restated Loan and Security Agreement. The Amendment, among other things, replaces the interest rate benchmark and provides for a covenant relief period beginning with the third quarter of fiscal year 2023 and continuing until the Company delivers financial statements and compliance certificate for the fiscal quarter ending April 30, 2024, unless earlier terminated pursuant to the terms of the Amendment. Additional detail with respect to the Amendment No.1 to the Fifth Amended and Restated Loan Agreement may be found in the Third Quarter Form 10-Q.
On November 30, 2022, the Company completed the sale of $63.1 million in aggregate principal amount of zero coupon Asset Backed Fixed Rate Notes, Class C, Series 2022-A (the "Class C Notes") which were previously issued and held by the Company. The asset backed notes are secured by the transferred customer accounts receivables and restricted cash held by a consolidated VIE. Net proceeds from the sale were used for general corporate purposes.

Conference Call Information
The Company will host a conference call on December 6, 2022, at 10 a.m. CT / 11 a.m. ET, to discuss its three months ended October 31, 2022 financial results. Participants can join the call by dialing 877-451-6152 or 201-389-0879. The conference call will also be broadcast simultaneously via webcast on a listen-only basis. A link to the earnings release, webcast and third quarter fiscal year 2023 conference call presentation will be available at ir.conns.com.
Replay of the telephonic call can be accessed through December 13, 2022 by dialing 844-512-2921 or 412-317-6671 and Conference ID: 13732583.
About Conn’s, Inc.
Conn's HomePlus (NASDAQ: CONN) is a specialty retailer of home goods, including furniture, appliances and consumer electronics, with a mission to elevate home life to home love. With over 160 stores across 15 states and online at Conns.com, our over 3,500 employees strive to help all customers create a home they love through access to high-quality products, next-day delivery and personalized payment options, including our flexible, in-house credit program. Additional information can be found by visiting our investor relations website at https://ir.conns.com and social channels (@connshomeplus on Twitter, Instagram, Facebook and LinkedIn).
This press release contains forward-looking statements within the meaning of the federal securities laws, including but not limited to, the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. Such forward-looking statements include information concerning our future financial performance, business strategy, plans, goals and objectives. Statements containing the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should,” “predict,” “will,” “potential,” or the negative of such terms or other similar expressions are generally forward-looking in nature and not historical facts. Such forward-looking statements are based on our current expectations. We can give no assurance that such statements will prove to be correct, and actual results may differ materially. A wide variety of potential risks, uncertainties, and other factors could materially affect our ability to achieve the results either expressed or implied by our forward-looking statements, including, but not limited to: general economic conditions impacting our customers or potential customers; our ability to execute periodic securitizations of future originated customer loans on favorable terms; our ability to continue existing customer financing programs or to offer new customer financing programs; changes in the delinquency status of our credit portfolio; unfavorable developments in ongoing litigation; increased regulatory oversight; higher than anticipated net charge-offs in the credit portfolio; the success of our planned opening of new stores; expansion of our e-commerce business; technological and market developments and sales trends for our major product offerings; our ability to manage effectively the selection of our major product offerings; our ability to protect against cyber-attacks or data security breaches and to protect the integrity and security of individually identifiable data of our customers and employees; our ability to fund our operations, capital expenditures, debt repayment and expansion from cash flows from operations, borrowings from our Revolving Credit Facility, and proceeds from accessing debt or equity markets; the effects of epidemics or pandemics, including the COVID-19 pandemic; and other risks detailed in Part I, Item 1A, Risk Factors, in our Annual Report on Form 10-K for the fiscal year ended January 31, 2022 and other reports filed with the Securities and Exchange Commission. If one or more of these or other risks or uncertainties materialize (or the consequences of such a development changes), or should our underlying assumptions prove incorrect, actual outcomes may vary materially from those reflected in our forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We disclaim any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise, or to provide periodic updates or guidance. All forward-looking statements attributable to us, or to persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements.

CONN-G
S.M. Berger & Company
Andrew Berger (216) 464-6400

CONN’S, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(dollars in thousands, except per share amounts)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021
Revenues:
Total net sales	$254,358	$334,583	$806,133	$972,664
Finance charges and other revenues	66,842	70,875	201,519	214,879
Total revenues	321,200	405,458	1,007,652	1,187,543
Costs and expenses:
Cost of goods sold	169,842	211,298	530,942	612,219
Selling, general and administrative expense	126,243	138,081	389,169	402,000
Provision for bad debts	35,104	26,532	77,059	19,658
Charges and credits	8,006	—	6,522	—
Total costs and expenses	339,195	375,911	1,003,692	1,033,877
Operating income (loss)	(17,995)	29,547	3,960	153,666
Interest expense	11,478	5,206	23,807	20,498
Loss on extinguishment of debt	—	—	—	1,218
Income (loss) before income taxes	(29,473)	24,341	(19,847)	131,950
Provision (benefit) for income taxes	(4,634)	6,102	(3,358)	31,309
Net income (loss)	$(24,839)	$18,239	$(16,489)	$100,641
Income (loss) per share:
Basic	$(1.04)	$0.62	$(0.68)	$3.42
Diluted	$(1.04)	$0.60	$(0.68)	$3.34
Weighted average common shares outstanding:
Basic	23,911,273	29,488,321	24,172,679	29,418,047
Diluted	23,911,273	30,261,421	24,172,679	30,127,419

CONN’S, INC. AND SUBSIDIARIES
CONDENSED RETAIL SEGMENT FINANCIAL INFORMATION
(unaudited)
(dollars in thousands)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021
Revenues:
Product sales	$233,176	$308,301	$738,598	$897,757
Repair service agreement commissions	18,804	23,769	60,256	66,600
Service revenues	2,378	2,513	7,279	8,307
Total net sales	254,358	334,583	806,133	972,664
Finance charges and other	270	262	815	695
Total revenues	254,628	334,845	806,948	973,359
Costs and expenses:
Cost of goods sold	169,842	211,298	530,942	612,219
Selling, general and administrative expense	94,240	100,969	288,306	294,019
Provision for bad debts	261	36	848	196
Charges and credits	8,006	—	6,522	—
Total costs and expenses	272,349	312,303	826,618	906,434
Operating income (loss)	$(17,721)	$22,542	$(19,670)	$66,925
Retail gross margin	33.2%	36.8%	34.1%	37.1%
Selling, general and administrative expense as percent of revenues	37.0%	30.2%	35.7%	30.2%
Operating margin	(7.0)%	6.7%	(2.4)%	6.9%
Store count:
Beginning of period	163	155	158	146
Opened	2	2	7	11
End of period (1)	165	157	165	157

(1)Does not include 15 and 19 store-within-a-store locations with Belk opened during the three and nine months ended October 31, 2022, respectively.

CONN’S, INC. AND SUBSIDIARIES
CONDENSED CREDIT SEGMENT FINANCIAL INFORMATION
(unaudited)
(dollars in thousands)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021
Revenues:
Finance charges and other revenues	$66,572	$70,613	$200,704	$214,184
Costs and expenses:
Selling, general and administrative expense	32,003	37,112	100,863	107,981
Provision for bad debts	34,843	26,496	76,211	19,462
Total costs and expenses	66,846	63,608	177,074	127,443
Operating income (loss)	(274)	7,005	23,630	86,741
Interest expense	11,478	5,206	23,807	20,498
Loss on extinguishment of debt	—	—	—	1,218
Income (loss) before income taxes	$(11,752)	$1,799	$(177)	$65,025
Selling, general and administrative expense as percent of revenues	48.1%	52.6%	50.3%	50.4%
Selling, general and administrative expense as percent of average outstanding customer accounts receivable balance (annualized)	12.4%	13.3%	12.7%	12.7%
Operating margin	(0.4)%	9.9%	11.8%	40.5%

CONN’S, INC. AND SUBSIDIARIES
CUSTOMER ACCOUNTS RECEIVABLE PORTFOLIO STATISTICS
(unaudited)

	As of October 31,
	2022	2021
Weighted average credit score of outstanding balances (1)	613	607
Average outstanding customer balance	$2,541	$2,449
Balances 60+ days past due as a percentage of total customer portfolio carrying value (2)(3)(4)	12.2%	8.8%
Re-aged balance as a percentage of total customer portfolio carrying value (2)(3)(5)	16.5%	18.3%
Carrying value of account balances re-aged more than six months (in thousands) (3)	$31,521	$61,807
Allowance for bad debts and uncollectible interest as a percentage of total customer accounts receivable portfolio balance	18.2%	18.5%
Percent of total customer accounts receivable portfolio balance represented by no-interest option receivables	33.0%	32.0%

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021
Total applications processed	231,526	337,112	756,611	971,456
Weighted average origination credit score of sales financed (1)	621	616	620	615
Percent of total applications approved and utilized	23.8%	21.5%	22.4%	21.9%
Average income of credit customer at origination	$50,900	$49,100	$50,600	$48,400
Percent of retail sales paid for by:
In-house financing, including down payments received	54.0%	52.9%	51.9%	50.9%
Third-party financing	17.6%	17.9%	18.2%	17.5%
Third-party lease-to-own option	7.2%	9.2%	7.1%	11.0%
	78.8%	80.0%	77.2%	79.4%
(1)Credit scores exclude non-scored accounts.
(2)Accounts that become delinquent after being re-aged are included in both the delinquency and re-aged amounts.
(3)Carrying value reflects the total customer accounts receivable portfolio balance, net of deferred fees and origination costs, the allowance for no-interest option credit programs and the allowance for uncollectible interest.
(4)Increase was primarily due to a decrease in cash collections driven by the impact of stimulus benefits in prior year.
(5)Decrease was primarily due to the change in the unilateral re-age policy that occurred in the second quarter of fiscal year 2021 and the tightening of underwriting standards that occurred in fiscal year 2021 and fiscal year 2022.

CONN’S, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	October 31, 2022	January 31, 2022

Assets	(unaudited)
Current Assets:
Cash and cash equivalents	$8,433	$7,707
Restricted cash	45,503	31,930
Customer accounts receivable, net of allowances	423,827	455,787
Other accounts receivable	59,142	63,055
Inventories	259,285	246,826
Income taxes receivable	13,599	6,745
Prepaid expenses and other current assets	11,381	8,756
Total current assets	821,170	820,806
Long-term portion of customer accounts receivable, net of allowances	391,933	432,431
Property and equipment, net	218,640	192,763
Operating lease right-of-use assets	255,202	256,267
Other assets	50,187	52,199
Total assets	$1,737,132	$1,754,466
Liabilities and Stockholders’ Equity
Current liabilities:
Current finance lease obligations	$919	$889
Accounts payable	79,865	74,705
Accrued compensation and related expenses	19,393	36,677
Accrued expenses	76,937	73,035
Operating lease liability - current	56,295	54,534
Other current liabilities	13,508	18,576
Total current liabilities	246,917	258,416
Operating lease liability - non current	323,410	330,439
Long-term debt and finance lease obligations	591,673	522,149
Deferred tax liability	—	7,351
Other long-term liabilities	32,026	21,292
Total liabilities	1,194,026	1,139,647
Stockholders’ equity	543,106	614,819
Total liabilities and stockholders’ equity	$1,737,132	$1,754,466

CONN’S, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS
(unaudited)
(dollars in thousands, except per share amounts)

Basis for presentation of non-GAAP disclosures:

To supplement the Condensed Consolidated Financial Statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), the Company also provides the following non-GAAP financial measures: adjusted retail segment operating income (loss), adjusted net income (loss) and adjusted net earnings (loss) per diluted share. These non-GAAP financial measures are not meant to be considered as a substitute for, or superior to, comparable GAAP measures and should be considered in addition to results presented in accordance with GAAP. They are intended to provide additional insight into our operations and the factors and trends affecting the business. Management believes these non-GAAP financial measures are useful to financial statement readers because (1) they allow for greater transparency with respect to key metrics we use in our financial and operational decision making and (2) they are used by some of our institutional investors and the analyst community to help them analyze our operating results.

RETAIL SEGMENT ADJUSTED OPERATING INCOME (LOSS)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021
Retail segment operating income (loss), as reported	$(17,721)	$22,542	$(19,670)	$66,925
Adjustments:
Lease termination (1)	—	—	(1,484)	—
Employee severance (2)	8,006	—	8,006	—
Retail segment operating income (loss), as adjusted	$(9,715)	$22,542	$(13,148)	$66,925

(1)Represents a gain on the termination of a lease.
(2)Represents severance costs related to a change in the executive management team.

ADJUSTED NET INCOME (LOSS) AND ADJUSTED NET EARNINGS (LOSS) PER DILUTED SHARE

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021
Net income (loss), as reported	$(24,839)	$18,239	$(16,489)	$100,641
Adjustments:
Lease termination (1)	—	—	(1,484)	—
Loss on extinguishment of debt (2)	—	—	—	1,218
Employee severance (3)	8,006	—	8,006	—
Tax impact of adjustments	(1,809)	—	(1,472)	(274)
Net income (loss), as adjusted	$(18,642)	$18,239	$(11,439)	$101,585
Weighted average common shares outstanding - Diluted	23,911,273	30,261,421	24,172,679	30,127,419
Earnings (loss) per share:
As reported	$(1.04)	$0.60	$(0.68)	$3.34
As adjusted	$(0.78)	$0.60	$(0.47)	$3.37
(1)Represents a gain on the termination of a lease.
(2)Represents a loss of $1.0 million from retirement of $141.2 million aggregate principal amount of our 7.25% senior notes due 2022 and a loss of $0.2 million related to the amendment of our Fifth Amended and Restated Loan and Security Agreement.
(3)Represents severance costs related to a change in the executive management team.